UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2010

Vycor Medical, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-149782	20-3369218

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

80 Orville Drive, Suite 100, Bohemia, NY	11716
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 631-244-1435

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

Resignation of Heather N. Vinas. Effective as of May 14, 2010, the board of directors of the Company accepted the resignation of Heather N. Vinas ("Vinas") as an officer of the Company (including but not limited to her position as the president of the Company). Vinas' resignation was for strictly personal reasons unrelated to any disagreement with the Company. Concurrent with her resignation, Vinas entered into a Consulting Agreement to provide transition services to the Company to assist in a seamless and smooth transition with respect to her resignation from the Company. In this regard, Vinas will make herself available for up to five (5) hours per month to provide services to the Company and will communicate with the Company's customers, related physicians, vendors and other persons or entities who do business with the Company to advise them of the new capacity under which she shall operate in support of the Company's good and continued relationships with such persons and entities. In consideration of these services, the Company will pay Vinas $6,250 per month over the 12 month term of the Consulting Agreement.

While Vinas will continue as a director of the Company, she resigned as Chairman of the Board effective as of May 14, 2010. Adrian Liddell, a director of the Company, was immediately appointed to serve as Chairman of the Board of the Company.

In addition, on May 14, 2010, the Company's Board took the following further actions:

Appointment of Kenneth T. Coviello as President of the Company. Effective May 14, 2010, Mr. Coviello, the current Chief Executive Officer of the Company, was appointed by the Board to serve in the additional capacity as President of the Company, to serve until the next election of officers or appointment of a successor.

Appointment of Peter C. Zachariou as an additional Director of the Company. Effective May 14, 2010, Mr. Zachariou was appointed by the Board to serve as a director of the Company, to serve until the next election of directors or appointment of a successor. With this appointment, the Board of the Company now comprises seven (7) members. Mr. Zachariou (together with Messrs Adrian Liddell and David Cantor who are also directors of the Company) is affiliated with Fountainhead Capital Management Limited, which is the holder of approximately 79% of the shares of common stock of the Company and a party to several material agreements with the Company which have been disclosed in previous Company filings with the U.S. Securities and Exchange Commission (see Form 8-K filed on January 6, 2010 and Form 8-K filed on February 17, 2010).

The following is Mr. Zachariou's biography:

Peter C. Zachariou (48) was appointed a Director of the Company in May 2010. He is an investment manager for Fountainhead Capital Partners Limited, an investment company based in Jersey, Channel Islands, which invests in, raises capital for and provides strategic advice to growth companies in healthcare and other sectors. For the past 20 years, Mr. Zachariou has been an active investor in a variety of companies and industries, both public and private, specializing in workouts and capital formation.  Mr. Zachariou's investments and activities have predominantly been in U.S. emerging and growth companies across a broad range of industry sectors.  He has also been proprietor and operator of several businesses in the U.K. and U.S. in the manufacturing, retail and leisure industries.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements

None

(d) Exhibits

None

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYCOR MEDICAL, INC.

By:	/s/ Kenneth T. Coviello
Name:	Kenneth T. Coviello
Title:	Chief Executive Officer

Dated:	May 17, 2010